As filed with the Securities and Exchange Commission on July 26, 2006
                                                     Registration No. 333-130553

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       ----------------------------------
                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                       ----------------------------------

            DELAWARE                       7389                  22-3720962
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                          55 Madison Avenue, Suite 300
                              Morristown, NJ 07960
                                 (973) 290-0080

                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                       ----------------------------------

                                  A. DALE MAYO
                      Chief Executive Officer and President
                      Access Integrated Technologies, Inc.
                          55 Madison Avenue, Suite 300
                              Morristown, NJ 07960
                                 (973) 290-0080

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 WITH A COPY TO:

                           JONATHAN K. COOPERMAN, ESQ.
                            Kelley Drye & Warren LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 808-7800

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      APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE TO THE  PUBLIC:  Not
applicable.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

               -------------------------------------------------

                          DEREGISTRATION OF SECURITIES

         Access Integrated Technologies, Inc. (the "Registrant") is filing this post-effective amendment to deregister securities registered for issuance on Registration Statement on Form S-3, No. 333-130553 (the "Registration Statement"). The Registration Statement registered $75,000,000 of securities of the Registrant. All securities which remain unsold under the Registration Statement are hereby deregistered. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The exhibits listed in the following table have been filed as part of this registration statement.

     Exhibit
     NUMBER                          DESCRIPTION OF DOCUMENT

        1.1    Underwriting Agreement (previously filed).
        5.1    Opinion of Kelley Drye & Warren LLP (previously filed).
       23.1    Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).
       23.2    Consent of PricewaterhouseCoopers LLP (previously filed).
       23.3    Consent of Eisner LLP (previously filed).
       24.1 Powers of Attorney (included on signature page of Registration Statement on Form S-3).

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 for the sale of securities and authorized this amendment to the Form S-3 registration statement to be signed on its behalf by the undersigned, in the City of Morristown, State of New Jersey, on the 26th day of July, 2006.

                                            ACCESS INTEGRATED TECHNOLOGIES, INC.


                                            By:   /s/ Gary S. Loffredo
                                               ---------------------------------
                                               Gary S. Loffredo
                                               Senior Vice President - Business
                                               Affairs, General Counsel and
                                               Secretary

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURES                              TITLE                    DATE
      ----------                              -----                    ----
            *                 President, Chief Executive Officer   July 26, 2006
---------------------------    and Chairman of the Board of
       A. Dale Mayo            Directors (Principal Executive
                                          Officer)

            *                 Senior Vice President - Data Center  July 26, 2006
---------------------------        Operations and Director
     Kevin J. Farrell

            *                 Senior Vice President - Business     July 26, 2006
---------------------------        Development and Director
      Brett E. Marks


   /s/ Gary S. Loffredo       Senior Vice President - Business     July 26, 2006
---------------------------      Affairs, General Counsel,
     Gary S. Loffredo              Secretary and Director


            *                 Senior Vice President - Accounting   July 26, 2006
---------------------------     and Finance (Principal Financial
      Brian D. Pflug                and Accounting Officer)

            *                              Director                July 26, 2006
---------------------------
     Robert Davidoff

            *                              Director                July 26, 2006
---------------------------
    Wayne L. Clevenger

            *                              Director                July 26, 2006
---------------------------
    Matthew W. Finlay


            *                              Director                July 26, 2006
---------------------------
     Gerald C. Crotty


                                           Director                July __, 2006
---------------------------
   Robert E. Mulholland


* By   /s/ Gary S. Loffredo
    -----------------------
      Gary S. Loffredo, as
       Attorney-in-Fact